SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MYT NETHERLANDS PARENT B.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Einsteinring 9
85609 Aschheim/Munich
Germany
+49 89 127695-614
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be so Registered	Name of Exchange on which Each Class is to be Registered
American Depositary Shares, each representing one Ordinary Share	The New York Stock Exchange

Ordinary Shares, nominal value €0.000015 per share*	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251765

Securities Registered Pursuant to Section 12(b) of the Act: None

* Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 1. Description of Registrant’s Securities to be Registered.

MYT Netherlands Parent B.V. (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, nominal value €0.000015 per share, contained under the heading “Description of Share Capital and Articles of Association,” (b) the description of its American Depositary Shares, each representing one ordinary share, nominal value €0.000015 per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Material Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-1 (333-251765), as originally filed with the Securities and Exchange Commission on December 28, 2020, as amended from time to time (the “Registration Statement”), which is incorporated herein by reference. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYT Netherlands Parent B.V.

By:	/s/ Martin Beer
	Name:	Martin Beer
	Title:	Chief Financial Officer and Management Board Member (principal financial officer)

Date: January 12, 2021